Walmart U.S. Q4 comp sales1 grew 4.2% and Walmart U.S. eCommerce sales grew 43%,
Q4 2019 GAAP EPS of $1.27; Adjusted EPS2 of $1.41,
Fiscal year 2019 GAAP EPS of $2.26; Adjusted EPS2 of $4.91,
Company reiterates fiscal 2020 guidance
Fourth-quarter highlights

Total revenue was $138.8 billion, an increase of $2.5 billion, or 1.9%. Excluding currency[2], total revenue was $140.5 billion, an increase of $4.2 billion, or 3.1%.
"We had a good year, and I want to thank our associates for their great work and openness to change. They continue to inspire us as we strive to serve our customers better every day. Progress on initiatives to accelerate growth, along with a favorable economic environment, helped us deliver strong comp sales and gain market share. We're excited about the work we're doing to reach customers in a more digitally-connected way. Our commitment to the customer is clear - we'll be there when, where and how they want to shop and deliver new, convenient experiences that are uniquely Walmart."
Doug McMillon
President and CEO, Walmart

Walmart U.S. comp sales[1] on a two-year stack of 6.8% is the strongest growth in 9 years.
Walmart U.S. eCommerce continued to benefit from the expansion of grocery pickup and delivery and a broader assortment on Walmart.com.
Sam's Club comp sales[1] increased 3.3%[3], and eCommerce sales grew 21%.
Net sales at Walmart International were $32.3 billion, a decline of 2.3%. Excluding currency[2], net sales were $34.0 billion, an increase of 2.7%.

Adjusted EPS[2] excludes the effects of two items:
•
A charge of $0.17 due to an adjustment in the provisional amount related to Tax Reform
•
An unrealized gain of $0.03 on the company's equity investment in JD.com

Fiscal 2019 highlights

Total revenue was $514.4 billion, an increase of $14.1 billion, or 2.8%. Excluding currency[2], total revenue was $515.1 billion, an increase of $14.8 billion, or 3.0%.
Walmart U.S. comp sales[1] increased 3.6%. Grocery pickup and delivery are available in more than 2,100 and nearly 800 locations, respectively.
Walmart U.S. eCommerce sales increased 40%. Net Promoter Score and the company's Customer Value Index continue to improve.
The company generated $27.8 billion in operating cash flow and returned $13.5 billion to shareholders through dividends and share repurchases.

Adjusted EPS[2] excludes the effects of three items:
•
A charge of $1.54 related to the sale of a majority stake in Walmart Brazil
•
An unrealized loss of $0.95 on the company's equity investment in JD.com
•
A charge of $0.16 due to an adjustment in the provisional amount related to Tax Reform

Key results
(Amounts in billions, except as noted. Dollar and percentage changes may not recalculate due to rounding.)

	Q4 FY19	Q4 FY18	Change		FY19	FY18	Change

Revenue	$138.8	$136.3	$2.5	1.9%	$514.4	$500.3	$14.1	2.8%
Revenue (constant currency)[2]	$140.5	$136.3	$4.2	3.1%	$515.1	$500.3	$14.8	3.0%
Operating income	$6.1	$4.5	$1.6	35.8%	$22.0	$20.4	$1.5	7.4%
Operating income (constant currency)[2]	$6.2	$4.5	$1.7	37.9%	$22.0	$20.4	$1.5	7.4%

1 13-week period ended January 25, 2019 compared to 13-week period ended January 26, 2018, and excludes fuel. See Supplemental Financial Information for additional information.
2 See additional information at the end of this release regarding non-GAAP financial measures.
3 Tobacco sales negatively affected Sam's Club's comparable sales by approximately 200 basis points.

NYSE: WMT	February 19, 2019	stock.walmart.com

Free Cash Flow[1]	FY19	$ Change	Returns to Shareholders	FY19	% Change
Operating cash flow	$27.8	-$0.6	Dividends	$6.1	-0.3%
Capital expenditures	$10.3	$0.3	Share repurchases[2]	$7.4	-10.7%
Free cash flow[1]	$17.4	-$0.9	Total	$13.5	-6.3%

Fiscal 2020 full year guidance
The company reiterates the following guidance, which was originally provided at its meeting for the investment community on October 16, 2018. Assumptions in the guidance include that economic conditions, currency rates and the tax and regulatory landscape in our largest markets remain generally consistent. Additionally, the guidance assumes no further change in fair value of the company's equity investment in JD.com.

Metric	FY20 Guidance
Consolidated net sales growth	At least 3 percent in constant currency, affected: • Positively by the acquisition of Flipkart • Negatively by deconsolidation of Walmart Brazil • Negatively by planned tobacco sales reduction at Sam’s Club
Comp sales growth	• Walmart U.S.: +2.5 percent to +3 percent, excluding fuel • Sam’s Club: around +1 percent, excluding fuel; around +3 percent, excluding fuel and tobacco
Walmart U.S. eCommerce net sales growth	Around 35 percent
Walmart International net sales growth	Around 5 percent in constant currency
Consolidated Operating Income	• Decline by a low single-digit percentage range, including Flipkart • Increase by a low single-digit percentage range, excluding Flipkart
EPS	• Decline by a low single-digit percentage range compared with FY19 adjusted EPS[3] • Increase by a low to mid single-digit percentage range compared with FY19 adjusted EPS, excluding Flipkart
Effective tax rate	Approximately 26.5 percent - 27.5 percent
Expense leverage	Approximately 20 bps
Walmart U.S. grocery pickup and delivery	• Approximately 3,100 grocery pickup locations by year-end FY20 • Approximately 1,600 grocery delivery locations by year-end FY20
Capital expenditures	Approximately $11 billion • Strong focus on store remodels, customer initiatives, eCommerce, technology and supply chain
New Units	• Walmart U.S. expects to open fewer than 10 stores • Walmart International expects to open slightly more than 300 new stores primarily in Walmex and China

1 See additional information at the end of this release regarding non-GAAP financial measures.
2 $11.3 billion remaining of $20 billion authorization approved in October 2017. The company repurchased approximately 80 million shares in fiscal 2019.
3 Increase significantly compared with FY19 GAAP EPS

NYSE: WMT	February 19, 2019	stock.walmart.com

Segment results
(Amounts in billions, except as noted. Dollar and percentage changes may not recalculate due to rounding.)
In the first quarter of fiscal 2019, the company revised its corporate overhead allocations to the operating segments. Accordingly, previous segment operating income was recast to be comparable to the current period.

U.S.	Q4 FY19	Q4 FY18	Change		FY19	FY18	Change
Net sales	$90.5	$86.6	$3.9	4.6%	$331.7	$318.5	$13.2	4.1%
Comp sales (ex. fuel)[1]	4.2%	2.6%	160 bps	N/A	3.6%	2.1%	150 bps	N/A
Traffic	0.9%	1.6%	-70 bps	N/A	NP	NP	NP	NP
Ticket	3.3%	1.0%	230 bps	N/A	NP	NP	NP	NP
eCommerce	~180 bps	~60 bps	~120 bps	N/A	NP	NP	NP	NP
Operating income	$5.0	$4.7	$0.3	7.3%	$17.4	$17.0	$0.4	2.3%

	Q4 FY19	Q4 FY18	Change		FY19	FY18	Change

Net sales	$32.3	$33.1	-$0.8	-2.3%	$120.8	$118.1	$2.8	2.3%
Net sales (constant currency)[2]	$34.0	$33.1	$0.9	2.7%	$121.5	$118.1	$3.5	2.9%
Operating income	$1.2	$1.3	-$0.1	-9.9%	$4.9	$5.2	-$0.3	-6.6%
Operating income (constant currency)[2]	$1.3	$1.3	$—	-2.8%	$4.9	$5.2	-$0.3	-6.6%

	Q4 FY19	Q4 FY18	Change		FY19	FY18	Change

Net sales	$14.9	$15.5	-$0.6	-3.7%	$57.8	$59.2	-$1.4	-2.3%
Comp sales (ex. fuel)[1]	3.3%	2.4%	90 bps	N/A	3.8%	2.0%	180 bps	N/A
Traffic	6.4%	4.3%	210 bps	N/A	NP	NP	NP	NP
Ticket	-3.1%	-1.9%	-120 bps	N/A	NP	NP	NP	NP
eCommerce	~90 bps	~80 bps	~10 bps	N/A	NP	NP	NP	NP
Operating income	$0.4	-$0.3	$0.7	NM	$1.5	$0.9	$0.6	66.1%

1 13-week period ended January 25, 2019 compared to 13-week period ended January 26, 2018, and excludes fuel. See Supplemental Financial Information for additional information.
2 See additional information at the end of this release regarding non-GAAP financial measures.

NYSE: WMT	February 19, 2019	stock.walmart.com

Additional highlights for fiscal year 2019

•	Added about 1,000 grocery pickup locations, and reached nearly 800 grocery delivery locations

•	Announced pilot with Udelv for custom autonomous cargo vans to deliver groceries

•	Announced collaboration with Ford to test grocery delivery with self-driving cars

•	Launched Spark Delivery test, a new last-mile grocery delivery service

•	Announced the expansion of grocery delivery providers

•	Showcased new in-store innovations, including autonomous shelf-scanning robots and floor cleaners and FAST unloaders

•	Remodeled approximately 500 U.S. stores

•	Launched 17,000 virtual reality training devices

•	Launched new adoption benefit for associates

•	Raised U.S. starting wages for hourly associates to bring our average hourly total compensation and benefits to more than $17.50

•	Trained about 450,000 associates in our nearly 200 Walmart U.S. training academies

•	Expanded parental leave benefits for associates

•	Launched $1 a day college program for associates through partnership with Guild

•	Launched new digital scheduling system for store associates

•	Launched Checkout with Me in all U.S. stores, a service that allows customers to checkout from anywhere

•	Launched new endless aisle feature allowing customers to order and pay for online items while inside a store

•	Launched Item Finder and store maps chain-wide in Walmart app

•	Launched new features for the Walmart.com Marketplace, including free two-day shipping on millions of new items and the ability to return marketplace items in stores

•	Announced Alphabot, highly efficient picking system for grocery pickup

•	Launched Ellen DeGeneres fashion line, EV1, online and in stores

•	Launched redesign of Walmart.com and Jet.com

•	Launched Fanatics store on Walmart.com

•	Launched Apple store on Jet.com

•	Launched Nike store on Jet.com

•	Launched Lord & Taylor shop on Walmart.com

•	Announced partnership with Advance Auto Parts on Walmart.com

•	Launched Jetblack in New York, a new conversational commerce platform

•	Introduced 3D virtual shopping and “Buy the Room” feature for the Home category on Walmart.com

•	Introduced new Nursery destination launched on Walmart.com

•	Launched Walmart eBooks through partnership with Kobo

•	Acquired virtual reality studio, Spatialand

•	Announced partnership with Eko to create interactive storytelling for entertainment and retail

•	Acquired Bare Necessities, a specialty retailer focused on women’s fashion

•	Acquired ELOQUII, a digitally-native brand focused on women’s fashion

•	Launched Allswell, a digitally-native vertical mattress brand

•	Announced Capital One credit card program for Walmart customers

•	Opened first food manufacturing facility in the U.S., a milk processing plant

•	Announced high-tech distribution center, which can move 40 percent more product than a traditional DC

•	Announced high-tech consolidation center that can receive, sort and ship freight and enable 3x more volume

•	Jet announced new fulfillment center in Bronx, NY

•	Acquired majority stake in Flipkart Group, India’s leading eCommerce business

•	Announced proposed combination of Sainsbury’s and Asda, the company’s wholly-owned U.K. subsidiary

•	Reduced ownership in Walmart Brazil with sale of 80 percent stake

•	Sold financial services business in Chile

•	Announced agreement to sell Walmart Canada Bank

•	Increased investment in Dada-JD Daojia, a crowd-sourced delivery platform in China

•	Launched online marketplace in Canada

•	Launched first Walmart Rakuten Ichiba Store, the first Walmart eCommerce store in Japan

•	Established joint venture with Rakuten for grocery delivery in Tokyo

•	Announced agreement to acquire Cornershop for last-mile delivery capabilities in Mexico and Chile

•	Walmart Mexico launched “Walmart Cashi”, a secure digital payment option for mobile devices

NYSE: WMT	February 19, 2019	stock.walmart.com

•	Walmart India recognized as India’s "Top 10 Best Workplaces in Retail, 2018"

•	Walmart India recognized among "Top 100 Best Companies for Women, 2018”

•	Launched Retail Academy in India

•	Launched new partnerships in Canada to expand delivery options in grocery and general merchandise

•	Launched same-day delivery from stores in Mexico

•	Opened 1,000th Bodega Aurrera Express store in Mexico

•	Mi Bodega Aurrera launched in-store eCommerce kiosks targeting rural areas in Mexico

•	Walmart China established strategic partnership with Tencent, including use of WeChat Pay and Scan & Go

•	Launched new depots in China for accelerated eCommerce fulfillment and delivery

•	Asda opened its new Merchandising Centre of Excellence

•	Launched free shipping for Plus members from Samsclub.com

•	Announced partnership with Instacart for last-mile delivery at Sam's Club

•	Launched Fresh Certification Program at Sam's Club

•	Opened new Sam’s Club Now, a live club and innovation lab

•	Converted four Sam's Clubs to eCommerce fulfillment centers

•	Received A- grade on CDP report for climate change, up from B the last three years, and was the top performing U.S.-based food retailer

•	Suppliers announced emissions reductions from our supply chain of 20 million metric tons through Project Gigaton

•	Launched Project Gigaton in China

•	Announced the phase out of paint removal products with methylene chloride and NMP

•	Asda announced removal of wrapping from greetings cards, saving over 100 tons of plastic per year

•	Asda and FareShare celebrated five years of partnership and almost eight million meals donated to charity

•	Announced goal to achieve 100 percent recyclable packaging in our private brand packaging by 2025

•	Walmart India announced commitment to increase direct sourcing from farmers to 25% of produce sold in cash and carry stores

•	Signatory to the G7 Oceans Plastics Charter

•	Signatory to the New Plastics Economy Global Commitment

•	Announced agreement with SunPower, a commercial energy provider, to install solar systems at 19 stores and two distribution centers

•	Announced three power purchase agreements with EDP Renewables that will enable the construction of three new utility-scale wind farms

About Walmart
Walmart Inc. (NYSE: WMT) helps people around the world save money and live better - anytime and anywhere - in retail stores, online, and through their mobile devices. Each week, over 275 million customers and members visit our more than 11,300 stores under 58 banners in 27 countries and eCommerce websites. With fiscal year 2019 revenue of $514.4 billion, Walmart employs over 2.2 million associates worldwide. Walmart continues to be a leader in sustainability, corporate philanthropy and employment opportunity. Additional information about Walmart can be found by visiting http://corporate.walmart.com, on Facebook at http://facebook.com/walmart and on Twitter at http://twitter.com/walmart.

Investor Relations contact Dan Binder (479) 258-7172	Media Relations contact Randy Hargrove (800) 331-0085

NYSE: WMT	February 19, 2019	stock.walmart.com

Forward-Looking Statements
This release contains statements as to Walmart management's guidance regarding earnings per share, consolidated net sales growth, Walmart U.S. eCommerce net sales growth, Walmart International net sales growth, consolidated operating income, expense leverage, grocery pickup and delivery locations, number of new units, capital expenditures and Walmart's effective tax rate for the fiscal year ending January 31, 2020, and comparable sales for Walmart U.S. and Sam's Club for the 53 weeks ending January 31, 2020. Walmart believes such statements are "forward-looking statements" as defined in, and are intended to enjoy the protection of the safe harbor for forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Assumptions on which such forward-looking statements are based are also forward-looking statements. Walmart's actual results may differ materially from the guidance provided as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors including:

•	economic, geo-political, capital markets and business conditions, trends and events around the world and in the markets in which Walmart operates;

•	currency exchange rate fluctuations, changes in market interest rates and commodity prices;

•	unemployment levels; competitive pressures; inflation or deflation, generally and in particular product categories;

•	consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels and demand for certain merchandise;

•	consumer enrollment in health and drug insurance programs and such programs' reimbursement rates;

•	the amount of Walmart's net sales denominated in the U.S. dollar and various foreign currencies;

•	the impact of acquisitions, investments, divestitures, store or club closures, and other strategic decisions;

•	Walmart's ability to successfully integrate acquired businesses, including within the eCommerce space;

•
Walmart's effective tax rate and the factors affecting Walmart's effective tax rate, including assessments of certain tax contingencies, valuation allowances, changes in law, administrative audit outcomes, impact of discrete items and the mix of earnings between the U.S. and Walmart's international operations;

•	changes in existing tax, labor and other laws and changes in tax rates;

•	the imposition of new taxes on imports and new tariffs and changes in tariff rates;

•	changes in existing trade restrictions and new trade restrictions;

•	customer traffic and average ticket in Walmart's stores and clubs and on its eCommerce websites;

•	the mix of merchandise Walmart sells, the cost of goods it sells and the shrinkage it experiences;

•	the amount of Walmart's total sales and operating expenses in the various markets in which it operates;

•	transportation, energy and utility costs and the selling prices of gasoline and diesel fuel

•	supply chain disruptions and disruptions in seasonal buying patterns;

•	consumer acceptance of and response to Walmart's stores, clubs, digital platforms, programs, merchandise offerings and delivery methods;

•	cyber security events affecting Walmart and related costs;

•	developments in, outcomes of, and costs incurred in legal or regulatory proceedings to which Walmart is a party;

•	casualty and accident-related costs and insurance costs;

•	the turnover in Walmart's workforce and labor costs, including healthcare and other benefit costs;

•	changes in accounting estimates or judgments;

•	the level and consistent availability of public assistance payments;

•	natural disasters, public health emergencies, civil disturbances, and terrorist attacks; and

•	Walmart's expenditures for Foreign Corrupt Practices Act "FCPA" and other compliance related costs, including the adequacy of the accrual with respect to this matter.

Such risks, uncertainties and factors also include the risks relating to Walmart’s strategy, operations and performance and the financial, legal, tax, regulatory, compliance, reputational and other risks discussed in Walmart’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC. Walmart urges you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this release. Walmart cannot assure you that the results reflected or implied by any forward-looking statement will be realized or, even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on Walmart’s operations or financial performance. The forward-looking statements made in this release are as of the date of this release. Walmart undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

NYSE: WMT	February 19, 2019	stock.walmart.com

Walmart Inc.
Consolidated Statements of Income
(Unaudited)

	Quarters Ended			Fiscal Years Ended
	January 31,			January 31,
(Amounts in millions, except per share data)	2019	2018	Percent Change	2019	2018	Percent Change
Revenues:
Net sales	$137,743	$135,150	1.9%	$510,329	$495,761	2.9%
Membership and other income	1,050	1,117	(6.0)%	4,076	4,582	(11.0)%
Total revenues	138,793	136,267	1.9%	514,405	500,343	2.8%
Costs and expenses:
Cost of sales	104,907	102,640	2.2%	385,301	373,396	3.2%
Operating, selling, general and administrative expenses	27,819	29,160	(4.6)%	107,147	106,510	0.6%
Operating income	6,067	4,467	35.8%	21,957	20,437	7.4%
Interest:
Debt	577	448	28.8%	1,975	1,978	(0.2)%
Capital lease and financing obligations	92	88	4.5%	371	352	5.4%
Interest income	(64)	(37)	73.0%	(217)	(152)	42.8%
Interest, net	605	499	21.2%	2,129	2,178	(2.2)%
Loss on extinguishment of debt	—	1,004	(100.0)%	—	3,136	(100.0)%
Other (gains) and losses	(202)	—	N/A	8,368	—	N/A
Income before income taxes	5,664	2,964	91.1%	11,460	15,123	(24.2)%
Provision for income taxes	1,851	601	208.0%	4,281	4,600	(6.9)%
Consolidated net income	3,813	2,363	61.4%	7,179	10,523	(31.8)%
Consolidated net income attributable to noncontrolling interest	(126)	(188)	(33.0)%	(509)	(661)	(23.0)%
Consolidated net income attributable to Walmart	$3,687	$2,175	69.5%	$6,670	$9,862	(32.4)%

Net income per common share:
Basic net income per common share attributable to Walmart	$1.27	$0.74	71.6%	$2.28	$3.29	(30.7)%
Diluted net income per common share attributable to Walmart	$1.27	$0.73	74.0%	$2.26	$3.28	(31.1)%

Weighted-average common shares outstanding:
Basic	2,896	2,959		2,929	2,995
Diluted	2,914	2,978		2,945	3,010

Dividends declared per common share	$—	$—		$2.08	$2.04

Walmart Inc.
Consolidated Balance Sheets
(Unaudited)

	January 31,	January 31,
(Amounts in millions)	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$7,722	$6,756
Receivables, net	6,283	5,614
Inventories	44,269	43,783
Prepaid expenses and other	3,623	3,511
Total current assets	61,897	59,664
Property and equipment:
Property and equipment	185,810	185,154
Less accumulated depreciation	(81,493)	(77,479)
Property and equipment, net	104,317	107,675
Property under capital lease and financing obligations:
Property under capital lease and financing obligations	12,760	12,703
Less accumulated amortization	(5,682)	(5,560)
Property under capital lease and financing obligations, net	7,078	7,143

Goodwill	31,181	18,242
Other long-term assets	14,822	11,798
Total assets	$219,295	$204,522

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$5,225	$5,257
Accounts payable	47,060	46,092
Accrued liabilities	22,159	22,122
Accrued income taxes	428	645
Long-term debt due within one year	1,876	3,738
Capital lease and financing obligations due within one year	729	667
Total current liabilities	77,477	78,521

Long-term debt	43,520	30,045
Long-term capital lease and financing obligations	6,683	6,780
Deferred income taxes and other	11,981	8,354

Commitments and contingencies

Equity:
Common stock	288	295
Capital in excess of par value	2,965	2,648
Retained earnings	80,785	85,107
Accumulated other comprehensive loss	(11,542)	(10,181)
Total Walmart shareholders’ equity	72,496	77,869
Noncontrolling interest	7,138	2,953
Total equity	79,634	80,822
Total liabilities and equity	$219,295	$204,522

Walmart Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Fiscal Years Ended
	January 31,
(Amounts in millions)	2019	2018
Cash flows from operating activities:
Consolidated net income	$7,179	$10,523
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	10,678	10,529
Unrealized (gains) and losses	3,516	—
(Gains) and losses for disposal of business operations	4,850	—
Deferred income taxes	(499)	(304)
Loss on extinguishment of debt	—	3,136
Other operating activities	1,734	1,210
Changes in certain assets and liabilities, net of effects of acquisitions:
Receivables, net	(368)	(1,074)
Inventories	(1,311)	(140)
Accounts payable	1,831	4,086
Accrued liabilities	183	928
Accrued income taxes	(40)	(557)
Net cash provided by operating activities	27,753	28,337

Cash flows from investing activities:
Payments for property and equipment	(10,344)	(10,051)
Proceeds from the disposal of property and equipment	519	378
Proceeds from disposal of certain operations	876	1,046
Payments for business acquisitions, net of cash acquired	(14,656)	(375)
Other investing activities	(431)	(77)
Net cash used in investing activities	(24,036)	(9,079)

Cash flows from financing activities:
Net change in short-term borrowings	(53)	4,148
Proceeds from issuance of long-term debt	15,872	7,476
Repayments of long-term debt	(3,784)	(13,061)
Premiums paid to extinguish debt	—	(3,059)
Dividends paid	(6,102)	(6,124)
Purchase of Company stock	(7,410)	(8,296)
Dividends paid to noncontrolling interest	(431)	(690)
Purchase of noncontrolling interest	—	(8)
Other financing activities	(629)	(261)
Net cash used in financing activities	(2,537)	(19,875)

Effect of exchange rates on cash, cash equivalents and restricted cash	(438)	487

Net increase (decrease) in cash, cash equivalents and restricted cash	742	(130)
Cash, cash equivalents and restricted cash at beginning of year	7,014	7,144
Cash, cash equivalents and restricted cash at end of period	$7,756	$7,014

Note: Due to the adoption of ASU 2016-18, Statement of Cash Flows-Restricted Cash (Topic 230), on February 1, 2018, restricted cash is now included with cash and cash equivalents when reconciling the beginning and ending period amounts for both fiscal 2019 and 2018.

Walmart Inc.
Supplemental Financial Information
(Unaudited)

Net sales and operating income

	Net Sales			Operating Income
	Three Months Ended			Three Months Ended
	January 31,			January 31,
(dollars in millions)	2019	2018	Percent Change	2019	2018	Percent Change
Walmart U.S.	$90,520	$86,579	4.6%	$5,043	$4,701	7.3%
Walmart International	32,317	33,092	-2.3%	1,170	1,298	-9.9%
Sam's Club	14,906	15,479	-3.7%	414	-308	NM
Corporate and support	—	—	N/A	-560	-1,224	-54.2%
Consolidated	$137,743	$135,150	1.9%	$6,067	$4,467	35.8%

	Net Sales			Operating Income
	Fiscal Years Ended			Fiscal Years Ended
	January 31,			January 31,
(dollars in millions)	2019	2018	Percent Change	2019	2018	Percent Change
Walmart U.S.	$331,666	$318,477	4.1%	$17,386	$16,995	2.3%
Walmart International	120,824	118,068	2.3%	4,883	5,229	-6.6%
Sam's Club	57,839	59,216	-2.3%	1,520	915	66.1%
Corporate and support	—	—	—%	-1,832	-2,702	-32.2%
Consolidated	$510,329	$495,761	2.9%	$21,957	$20,437	7.4%

U.S. comparable sales results

	With Fuel		Without Fuel		Fuel Impact
	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	1/25/2019	1/26/2018	1/25/2019	1/26/2018	1/25/2019	1/26/2018
Walmart U.S.	4.2%	2.7%	4.2%	2.6%	0.0%	0.1%
Sam's Club	3.7%	3.6%	3.3%	2.4%	0.4%	1.2%
Total U.S.	4.1%	2.8%	4.0%	2.6%	0.1%	0.2%

	With Fuel		Without Fuel		Fuel Impact
	52 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	1/25/2019	1/26/2018	1/25/2019	1/26/2018	1/25/2019	1/26/2018
Walmart U.S.	3.7%	2.2%	3.6%	2.1%	0.1%	0.1%
Sam's Club	5.5%	3.0%	3.8%	2.0%	1.7%	1.0%
Total U.S.	3.9%	2.3%	3.6%	2.1%	0.3%	0.2%

Comparable sales is a metric that indicates the performance of our existing stores and clubs and it is important to review in conjunction with the Company's financial results reported in accordance with GAAP.  Comparable sales excluding fuel is also an important, separate metric that indicates the performance of our existing stores and clubs without considering fuel, which is volatile and unpredictable. Other companies in our industry may calculate comparable sales differently, limiting the comparability of the metric.

Walmart Inc.
Reconciliations of and Other Information Regarding Non-GAAP Financial Measures
(Unaudited)

The following information provides reconciliations of certain non-GAAP financial measures presented in the press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.
Constant Currency
In discussing our operating results, the term currency exchange rates refers to the currency exchange rates we use to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars or for countries experiencing hyperinflation. We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period's currency exchange rates and the comparable prior year period's currency exchange rates. Additionally, no currency exchange rate fluctuations are calculated for non-USD acquisitions until owned for 12 months.
Throughout our discussion, we refer to the results of this calculation as the impact of currency exchange rate fluctuations. When we refer to constant currency operating results, this means operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart's underlying performance without the effects of currency exchange rate fluctuations.
The table below reflects the calculation of constant currency for total revenues, net sales and operating income for the three and twelve months ended January 31, 2019.

	Three Months Ended January 31,				Twelve Months Ended January 31,
	Walmart International		Consolidated		Walmart International		Consolidated
(Dollars in millions)	2019	Percent Change[1]	2019	Percent Change[1]	2019	Percent Change[1]	2019	Percent Change[1]
Total revenues:
As reported	$32,646	-2.4%	$138,793	1.9%	$122,140	2.0%	$514,405	2.8%
Currency exchange rate fluctuations	1,692	N/A	1,692	N/A	702	N/A	702	N/A
Constant currency total revenues	$34,338	2.6%	$140,485	3.1%	$122,842	2.6%	$515,107	3.0%

Net sales:
As reported	$32,317	-2.3%	$137,743	1.9%	$120,824	2.3%	$510,329	2.9%
Currency exchange rate fluctuations	1,680	N/A	1,680	N/A	708	N/A	708	N/A
Constant currency net sales	$33,997	2.7%	$139,423	3.2%	$121,532	2.9%	$511,037	3.1%

Operating income:
As reported	$1,170	-9.9%	$6,067	35.8%	$4,883	-6.6%	$21,957	7.4%
Currency exchange rate fluctuations	92	N/A	92	N/A	2	N/A	2	N/A
Constant currency operating income	$1,262	-2.8%	$6,159	37.9%	$4,885	-6.6%	$21,959	7.4%
1 Change versus prior year comparable period.

Free Cash Flow
We define free cash flow as net cash provided by operating activities in a period minus payments for property and equipment made in that period. We had net cash provided by operating activities of $27.8 billion for the twelve months ended January 31, 2019, which declined when compared to $28.3 billion for the twelve months ended January 31, 2018 primarily due to timing of vendor payments, partially offset by lower tax payments mainly resulting from Tax Reform and the timing of tax payments. We generated free cash flow of $17.4 billion for the twelve months ended January 31, 2019, which declined when compared to $18.3 billion for the twelve months ended January 31, 2018 due to the same reasons as the decline in net cash provided by operating activities, as well as $0.3 billion in increased capital expenditures.
Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the company's financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.
Additionally, Walmart's definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows.
Although other companies report their free cash flow, numerous methods may exist for calculating a company's free cash flow. As a result, the method used by Walmart's management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow.
The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by operating activities, which we believe to be the GAAP financial measure most directly comparable to free cash flow, as well as information regarding net cash used in investing activities and net cash used in financing activities.

	Fiscal Year Ended
	January 31,
(Dollars in millions)	2019	2018
Net cash provided by operating activities	$27,753	$28,337
Payments for property and equipment (capital expenditures)	-10,344	-10,051
Free cash flow	$17,409	$18,286

Net cash used in investing activities[1]	$-24,036	$-9,079
Net cash used in financing activities	-2,537	-19,875
1 "Net cash used in investing activities" includes payments for property and equipment, which is also included in our computation of free cash flow.

Adjusted EPS
Adjusted diluted earnings per share attributable to Walmart (Adjusted EPS) is considered a non-GAAP financial measure under the SEC's rules because it excludes certain amounts not excluded in the diluted earnings per share attributable to Walmart calculated in accordance with GAAP (EPS), the most directly comparable financial measure calculated in accordance with GAAP. Management believes that Adjusted EPS is a meaningful measure to share with investors because it best allows comparison of the performance for the comparable period. In addition, Adjusted EPS affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance.

We have calculated Adjusted EPS for the three months and fiscal year ended January 31, 2019 by adjusting EPS for the following: (1) adjustments in the provisional amount related to Tax Reform, (2) unrealized gains and losses on the company's equity investment in JD.com and (3) for the fiscal year ended January 31, 2019 only, the loss on sale of a majority stake in Walmart Brazil. We adjust for the following two items on a recurring basis each quarter:

•
Tax Reform - The SEC allowed companies to record provisional amounts during a one year measurement period from the U.S. Tax Reform enactment date. While the company recorded provisional amounts in fiscal 2018, the company adjusted such provisional amounts during fiscal 2019. As the company adjusted EPS in fiscal 2018, for consistency, the company also adjusted EPS in fiscal 2019 for changes to the provisional amounts. This is the last quarter the company will adjust for Tax Reform.

•
Unrealized gains and losses - Beginning in fiscal 2019, due to a change in U.S. accounting principles, Walmart is required to include unrealized gains/losses of certain equity investments within net income.  The company's unrealized gains/losses primarily relate to Walmart's equity investment in JD.com.  While the company's investment in JD.com was a strategic decision for the company's retail operations in China, management's measurement of that strategy is primarily focused on the Walmart China financial results rather than the investment value of JD.com. Additionally, management does not forecast changes in fair value of its equity investments. Accordingly, management adjusts EPS for the unrealized JD.com investment gains/losses.

	Three Months Ended January 31, 2019
Diluted earnings per share:
Reported EPS			$1.27

Adjustments:	Pre-Tax Impact	Tax Impact[1]	Net Impact
Unrealized (gains) and losses on JD.com investment	$-0.06	$0.03	$-0.03
Adjustment to provisional amount for Tax Reform	—	0.17	0.17
Net adjustments			$0.14

Adjusted EPS			$1.41

	Fiscal Year Ended January 31, 2019[2]
Diluted earnings per share:
Reported EPS			$2.26

Adjustments:	Pre-Tax Impact	Tax Impact[1]	Net Impact
Loss on sale of majority stake in Walmart Brazil	$1.64	$-0.10	$1.54
Unrealized (gains) and losses on JD.com investment	1.20	-0.25	0.95
Adjustment to provisional amount for Tax Reform	—	0.16	0.16
Net adjustments			$2.65

Adjusted EPS			$4.91
1 Calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions.
2 Quarterly net impact of individual adjustments or Adjusted EPS may not sum to YTD net impact of individual adjustments or YTD Adjusted EPS due to rounding. Additionally, the sum of all individual adjustments may not sum due to rounding.

As previously disclosed in our fiscal year ended January 31, 2018 press release, we have calculated Adjusted EPS for the three months and the fiscal year ended January 31, 2018 by adjusting EPS for the following: (1) restructuring charges, (2) losses on the early extinguishment of certain debt, (3) asset impairments and write-offs, (4) U.S. associate lump sum bonuses, (5) the impact of U.S. Tax Reform, (6) a legal settlement recovery and, for the fiscal year ended January 31, 2018 only, the (7) the FCPA accrual based on discussions with government agencies regarding the possible resolution of the FCPA matter and (8) the gain on sale of Suburbia. The most directly comparable financial measure calculated in accordance with GAAP is EPS.

	Three Months Ended January 31, 2018
Diluted earnings per share:
Reported EPS				$0.73

Adjustments:	Pre-Tax Impact	Tax Impact[1]	NCI Impact	Net Impact
Restructuring charges[2]	$0.40	$-0.12	—	$0.28
Loss on extinguishment of debt	0.34	-0.13	—	0.21
Asset impairments and write-offs[3]	0.18	-0.06	—	0.12
Associate lump sum bonus	0.15	-0.06	—	0.09
U.S. Tax Reform benefit	—	-0.07	—	-0.07
Legal settlement recovery	-0.05	0.02	—	-0.03
Net adjustments				$0.60

Adjusted EPS				$1.33

	Fiscal Year Ended January 31, 2018
Diluted earnings per share:
Reported EPS				$3.28

Adjustments:	Pre-Tax Impact	Tax Impact[1]	NCI Impact[4]	Net Impact
Loss on extinguishment of debt	$1.05	$-0.38	—	$0.67
Restructuring charges[2]	0.40	-0.12	—	0.28
Asset impairments and write-offs[3]	0.23	-0.07	—	0.16
FCPA accrual	0.09	—	—	0.09
Associate lump sum bonus	0.15	-0.06	—	0.09
U.S. Tax Reform benefit	—	-0.07	—	-0.07
Gain on sale of Suburbia	-0.13	0.04	0.04	-0.05
Legal settlement recovery	-0.05	0.02	—	-0.03
Net adjustments				$1.14

Adjusted EPS				$4.42
1 Calculated based on nature of item and statutory rate in effect for relevant jurisdictions.
2 Restructuring charges include $0.20 for restructurings in the U.S., primarily relating to Sam's Club store closures and Home Office severance, and $0.08 for Walmart International, primarily due to the winding down of the first party Brazil eCommerce operations.
3 Asset impairments and write-offs for Q4 includes $0.08 of impairment charges due to decisions to discontinue certain real estate projects at Walmart U.S. and Sam's Club and technology assets at Corporate, and $0.04 for the write-off of certain assets at Walmart International. Additionally, Q3 includes $0.04 related to a decision to exit certain properties in a Walmart International market.
4 Calculated based on the ownership percentages of the noncontrolling interest at Walmex.